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                                                                      Exhibit 16


                              JAY J. SHAPIRO, CPA
                       16501 Ventura Boulevard, Suite 650
                            Encino, California 91436
                                 (818) 990-4878




May 17, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

I have read Item 4 of Form 8-K dated May 17, 1996 of Pacific Rim Entertainment, Inc. and agree with the statements contained in the first three paragraphs therein. I have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ Jay J. Shapiro, CPA
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    Jay J. Shapiro, CPA